Solo Brands Announces First Quarter Results
Reaffirms Full Year 2024 Guidance

Grapevine, Texas, May 9, 2024: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three month period ended March 31, 2024.

“We are pleased with our first quarter results as sales and adjusted EBITDA came in ahead of our expectations driven by strong performance in our wholesale channel. We were encouraged to see sales trends accelerate as we moved through the quarter,” said Chris Metz, Chief Executive Officer of Solo Brands. “During the quarter we made considerable progress on developing our strategic plan for our core brands, while continuing to focus on putting the right people and processes in place to position us to generate consistent long-term growth.”

Consolidated First Quarter 2024 Highlights Compared to First Quarter 2023
•Net sales of $85.3 million, down $2.9 million or 3.3%
•Net loss of $6.5 million, down $7.4 million
•Net loss per Class A common stock - basic and diluted of $0.06, down $0.07
•Adjusted net income(1)(2) of $1.7 million, down $8.7 million or 83.8%
•Adjusted EBITDA(1) of $4.3 million, down $11.1 million or 72.1%
•Adjusted net income per Class A common stock(1)(2) of $0.03 per diluted share, down $0.07

Operating Results for the Three Months Ended March 31, 2024

Net sales decreased to $85.3 million, or 3.3%, compared to $88.2 million in the first quarter of 2023. Lower net sales resulted from less effective marketing and thereby lower site traffic within the direct-to-consumer net sales channel in the first quarter of 2024 when compared to the first quarter of 2023. While net sales within the direct-to-consumer net sales channel declined, wholesale net sales increased, period over period, resulting from a continuation of the growth experienced with our strategic partnerships.
•Direct-to-consumer revenues decreased to $51.0 million, or 6.8%, compared to $54.8 million in the first quarter of 2023.
•Wholesale revenues increased to $34.3 million, or 2.5%, compared to $33.5 million in the first quarter of 2023.

Gross profit decreased to $50.5 million, or 7.1%, compared to $54.4 million in the first quarter of 2023 primarily driven by the decrease in net sales, coupled with a shift in channel mix to more wholesale when compared to the prior year. Gross margin decreased to 59.2%, or 250 basis points, when compared to the same period of the prior year due to a shift in channel mix to wholesale from direct-to-consumer as compared to the same quarter in the prior year, as the wholesale channel typically has lower gross margins compared to that of the direct-to-consumer channel.

Selling, general and administrative expenses increased to $48.4 million, or 8.5%, compared to $44.6 million in the first quarter of 2023. The increase was driven by increases of $5.5 million in variable costs, including marketing and distribution expenses. Partially offsetting these increases, fixed costs declined $1.7 million, stemming from reductions in employee related expenses.

Other operating expenses increased to $2.2 million compared to $0.4 million in the first quarter of 2023. The increase was primarily driven by management transition costs, associated with expenses related to additional senior leadership positions, and strategic consulting engagements.

Interest expense, net increased to $3.1 million, or 35.9%, compared to $2.3 million in the first quarter of 2023, as a result of an increase in the weighted average interest rate on our total debt balance, as well as a higher average debt balance when compared to the same period of the prior year.

Net (loss) income per Class A common stock basic and diluted per share was $(0.06) for the first quarter of 2024 compared to $0.01 for the first quarter of 2023.

Adjusted net income per Class A common stock(1)(2) was $0.03 per diluted share for the first quarter of 2024 compared to $0.10 for the first quarter of 2023.

Consolidated Balance Sheet

Cash and cash equivalents were $15.4 million at March 31, 2024 compared to $19.8 million at December 31, 2023.

Inventory was $112.3 million at March 31, 2024 compared to $111.6 million at December 31, 2023.

Outstanding borrowings were $82.0 million under the Revolving Credit Facility, and $90.0 million under the Term Loan Agreement as of March 31, 2024 compared to $60.0 million and $91.3 million at December 31, 2023, respectively. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of March 31, 2024, leaving $267.4 million of availability, net of issued and outstanding letters of credit.

Full Year 2024 Outlook

While first quarter results exceeded our expectations, we will continue to monitor the uncertainty of the macroeconomic environment for the remainder of the year. As such, we are reaffirming guidance for 2024 as follows:

Total revenue is expected to be between $490 million to $510 million for 2024.

Adjusted EBITDA margin* is expected to be between 10% to 12% for 2024.

The Company’s full year 2024 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) This release reflects a change to the presentation of the adjusted net income (loss) per Class A common stock from previous periods in order to provide a more concise view. Prior periods are presented on this new basis for comparability purposes. Please see the definition of “Adjusted Net Income (Loss) per Class A Common Stock” below for more information.

Conference Call Details

A conference call to discuss the Company's first quarter 2024 results is scheduled for May 9, 2024, at 8:30 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial +1 833 470 1428 (international callers, please dial +1 929 526 1599) approximately 10 minutes prior to the start of the call. Please reference Conference ID 803756 when prompted. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until May 16, 2024. To access the telephone replay, dial 866 813 9403 (international callers, please dial +44 204 525 0658). The access code for the replay is 635136. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through six lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; Oru Kayak, innovator of origami folding kayaks; ISLE, maker of inflatable and hard paddle boards and accessories; and IcyBreeze, maker of portable air conditioning coolers.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term growth and profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2024. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended March 31,
(In thousands, except per share data)	2024	2023
Net sales	$85,324	$88,207
Cost of goods sold	34,780	33,804
Gross profit	50,544	54,403
Operating expenses
Selling, general & administrative expenses	48,410	44,622
Depreciation and amortization expenses	6,275	6,178
Other operating expenses	2,211	405
Total operating expenses	56,896	51,205
Income (loss) from operations	(6,352)	3,198
Non-operating (income) expense
Interest expense, net	3,106	2,286
Other non-operating (income) expense	221	(332)
Total non-operating (income) expense	3,327	1,954
Income (loss) before income taxes	(9,679)	1,244
Income tax expense (benefit)	(3,195)	311
Net income (loss)	(6,484)	933
Less: net income (loss) attributable to noncontrolling interests	(3,082)	9
Net income (loss) attributable to Solo Brands, Inc.	$(3,402)	$924

Other comprehensive income (loss)
Foreign currency translation, net of tax	43	13
Comprehensive income (loss)	(6,441)	946
Less: other comprehensive income (loss) attributable to noncontrolling interests	15	4
Less: net income (loss) attributable to noncontrolling interests	(3,082)	9
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(3,374)	$933

Net income (loss) per Class A common stock
Basic	$(0.06)	$0.01
Diluted	$(0.06)	$0.01

Weighted-average Class A common stock outstanding
Basic	58,068	63,670
Diluted	58,068	63,890

SOLO BRANDS, INC.
Consolidated Balance Sheets

(In thousands, except par value and per unit data)	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$15,411	$19,842
Accounts receivable, net of allowance for credit losses of $1.1 million and $1.5 million	39,033	42,725
Inventory	112,333	111,613
Prepaid expenses and other current assets	24,869	21,893
Total current assets	191,646	196,073
Non-current assets
Property and equipment, net	26,480	26,159
Intangible assets, net	216,414	221,010
Goodwill	169,648	169,648
Operating lease right-of-use assets	33,924	30,788
Other non-current assets	10,162	15,640
Total non-current assets	456,628	463,245
Total assets	$648,274	$659,318

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,326	$21,846
Accrued expenses and other current liabilities	34,229	55,155
Deferred revenue	2,445	5,310
Current portion of long-term debt	7,500	6,250
Total current liabilities	68,500	88,561
Non-current liabilities
Long-term debt, net	162,708	142,993
Deferred tax liability	18,405	17,319
Operating lease liabilities	28,138	24,648
Other non-current liabilities	8,084	13,534
Total non-current liabilities	217,335	198,494

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 58,160,838 shares issued and outstanding as of March 31, 2024; 468,767,205 shares authorized, 57,947,711 issued and outstanding as of December 31, 2023	58	58
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,067,888 shares issued and outstanding as of March 31, 2024; 50,000,000 shares authorized, 33,047,780 issued and outstanding as of December 31, 2023	33	33
Additional paid-in capital	358,145	357,385
Retained earnings (accumulated deficit)	(118,860)	(115,458)
Accumulated other comprehensive income (loss)	(273)	(230)
Treasury stock	(648)	(526)
Equity attributable to the controlling interest	238,455	241,262
Equity attributable to noncontrolling interests	123,984	131,001
Total equity	362,439	372,263
Total liabilities and equity	$648,274	$659,318

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,484)	$933
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	6,497	6,344
Operating lease right-of-use assets expense	2,290	1,961
Equity-based compensation	1,229	4,794
Deferred income taxes	966	(1,604)
Change in fair value of contingent consideration	398	—
Amortization of debt issuance costs	215	215
Loss (gain) on disposal of property and equipment	—	46
Warranty provision	(16)	—
Changes in accounts receivable reserves	(200)	67
Changes in assets and liabilities
Accounts receivable	3,853	8,917
Inventory	(925)	8,025
Prepaid expenses and other current assets	(2,979)	1,628
Accounts payable	2,716	(2,658)
Accrued expenses and other current liabilities	(22,170)	(8,743)
Deferred revenue	(2,865)	(3,148)
Operating lease ROU assets and liabilities	(1,124)	(2,086)
Other non-current assets and liabilities	72	12
Net cash (used in) provided by operating activities	(18,527)	14,703
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,387)	(1,820)
Net cash (used in) provided by investing activities	(2,387)	(1,820)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	22,000	—
Repayments of long-term debt	(1,250)	(6,250)
Distributions to non-controlling interests	(4,284)	(4,304)
Taxes paid related to net share settlement of equity awards	(122)	—
Net cash (used in) provided by financing activities	16,344	(10,554)
Effect of exchange rate changes on cash	139	71
Net change in cash and cash equivalents	(4,431)	2,400
Cash and cash equivalents balance, beginning of period	19,842	23,293
Cash and cash equivalents balance, end of period	$15,411	$25,693

SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Operating lease right of use assets obtained in exchange for lease obligations	$5,223	$259

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment, purchases of intangible assets and capitalization of internal use software). We believe free cash flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

Beginning with the reporting of our results for the three and twelve month periods ended December 31, 2023, adjusted net income (loss) per Class A Common Stock removes the portion of adjusted net income (loss) attributable to noncontrolling interests as management believes this presentation provides investors with a more concise view of the Company’s results. The Company intends to present adjusted net income (loss) per Class A Common Stock on this basis going forward and will present prior periods on the same basis for comparability purposes.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparativeness with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.

•Amortization expense - Represents the non-cash amortization of intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, executive performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s common stock.
•Business optimization and expansion expenses - Represents select consulting and software implementation fees.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering, S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Gross profit	$50,544	$54,403
Inventory fair value write-up(1)	38	—
Adjusted gross profit	$50,582	$54,403

Gross profit margin (Gross profit as a % of net sales)	59.2%	61.7%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	59.3%	61.7%

(1) Represents the fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Net cash (used in) provided by operating activities	$(18,527)	$14,703
Capital expenditures	(2,387)	(1,820)
Free cash flow	$(20,914)	$12,883

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Net income (loss)	$(6,484)	$933
Amortization expense	5,041	5,254
Management transition costs	1,713	600
Equity-based compensation expense	1,229	4,794
Business optimization and expansion expense	975	—
Changes in fair value of contingent earn-out liability	398	—
Inventory fair value write-ups	38	—
Transaction costs	23	283
Tax impact of adjusting items	(1,262)	(1,523)
Adjusted net income (loss)	$1,671	$10,341
Less: adjusted net income (loss) attributable to noncontrolling interests	(95)	4,105
Adjusted net income (loss) attributable to Solo Brands, Inc.	$1,766	$6,236

Adjusted net income (loss) per Class A common stock	$0.03	$0.10

Weighted-average Class A common stock outstanding - basic	58,068	63,670
Weighted-average Class A common stock outstanding - diluted	58,068	63,890

Net income (loss)	$(6,484)	$933
Interest expense	3,106	2,286
Income tax (benefit) expense	(3,195)	311
Depreciation and amortization expense	6,497	6,178
EBITDA	$(76)	$9,708
Management transition costs	1,713	600
Equity-based compensation expense	1,229	4,794
Business optimization and expansion expense	975	—
Changes in fair value of contingent earn-out liability	398	—
Inventory fair value write-ups	38	—
Transaction costs	23	283
Adjusted EBITDA	$4,300	$15,385

Net income (loss) margin (Net income (loss) as a % of net sales)	(7.6)%	1.1%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	5.0%	17.4%